Micromet Appoints Ulrich Grau, Ph.D. Executive Vice President and
Chief Operating Officer

Rockville, MD, June 14, 2011 – Micromet, Inc. (NASDAQ: MITI) today announced the appointment of Ulrich Grau, Ph.D., as Executive Vice President, Chief Operating Officer, effective as of today.

Dr. Grau brings to Micromet more than 30 years of operations and R&D leadership experience in global biotechnology and pharmaceutical companies.

"We are delighted to welcome Uli to Micromet," said Christian Itin, Ph.D., Micromet's President and CEO. "Uli's global operations management experience and demonstrated track record of successful late-stage product development will be extremely valuable as we look to deliver on substantial clinical development and commercial goals for blinatumomab."

Dr. Grau most recently served as President and CEO of Lux Biosciences, Inc, a clinical stage private ophthalmic company that he co-founded.  From 2002 to 2005, he served as Enzon’s Chief Scientific Officer and head of R&D.  During his tenure at Enzon, he upgraded the company's R&D capabilities and built a portfolio of product candidates based on Enzon’s proprietary technologies and partnered programs. Prior to joining Enzon, Dr. Grau served as President of Research and Development and was a member of the Executive Board at BASF Pharma/Knoll where he directed a global R&D organization and significantly advanced and expanded the Company’s product portfolio, which included development of adalimumab (Humira®).  Earlier in his career, Dr. Grau served as Senior Vice President and R&D integration officer of Aventis Pharma, and as Senior Vice President Global Product Realization at Hoechst Marion Roussel where he directed the company’s global late-stage product development activities.

Dr. Grau received his Ph.D. in chemistry and biochemistry from the University of Stuttgart and spent three years as a post-doctoral fellow at Purdue University in the field of protein crystallography.

About Micromet, Inc.
Micromet, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibody-based therapies for the treatment of cancer. Its product development pipeline includes novel antibodies generated with its proprietary BiTE® technology, as well as conventional monoclonal antibodies. The Company’s lead product candidate blinatumomab (MT103) is currently the subject of a European pivotal trial in patients with minimal residual disease positive acute lymphoblastic leukemia.  Micromet has collaborations with a number of leading pharmaceutical and biotechnology companies, including Bayer Healthcare Pharmaceuticals, Boehringer Ingelheim, MedImmune, Merck Serono, Nycomed and sanofi-aventis. Additional information can be found at www.micromet.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Any statements contained herein that do not describe historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding the development and commercialization of blinatumomab. You are urged to consider statements that include the words "will," "believes," "potential," "plans," "intends," “may,” “suggests,” or the negative of those words or other similar words to be uncertain and forward-looking. Factors that may cause actual results to differ materially from any future results expressed or implied by any forward-looking statements include the risk that blinatumomab does not demonstrate safety and/or efficacy in on-going or future clinical trials, delays in development and testing, including the risk that we will not obtain approval to market blinatumomab, and the risks associated with reliance on outside financing to meet capital requirements. These factors and others are more fully discussed in Micromet's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 9, 2011, Micromet's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 10, 2011 as well as other filings by the Company with the SEC.  Micromet cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Micromet also disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Contact:
Jennifer Neiman
Director, Corporate Communications
Micromet, Inc.
240-235-0246
jennifer.neiman@micromet.com